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                                                                       EXHIBIT 3



                      JOINDER TO THE JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees to be added to the Joint Filing Agreement, dated August 24, 1999, as amended by the Joinder to the Joint Filing Agreement, dated March 20, 2000, by and among Cox Enterprises, Inc., Cox Interactive Media, Inc., Cox LOOK, Inc., Barbara Cox Anthony and Anne Cox Chambers for the joint filing on behalf of each of them of a statement on
Schedule 13D (including amendments thereto) or any subsequent filings on
Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.001 per share, of LOOKSMART, LTD.

         IN WITNESS WHEREOF, the undersigned hereby executes this Agreement as of this 7th day of February, 2002.


                                          CIM INVESTMENTS, INC.


                                          By:   /s/ Andrew A. Merdek
                                              ------------------------------
                                              Name:  Andrew A. Merdek
                                              Title: Secretary